UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2005 (July 18, 2005)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 18, 2005, the Organization, Compensation and Governance Committee of Chemtura Corporation (formerly known as Crompton Corporation) approved the following directors' fee payments to be paid during the second half of 2005, to the former directors of Great Lakes Chemical Corporation who joined the Chemtura Board on July 1, 2005, in connection with the merger of Great Lakes Chemical Corporation into a subsidiary of Crompton Corporation. The fee payments are pari passu with fee payments to be made during the second half of 2005 to those Crompton Corporation directors who are continuing as directors of Chemtura Corporation:

Name of Director	Amount of Payment

Nigel Andrews	$61,000 (retainer of $28,500; plus $32,500 in Chemtura Corporation restricted stock)

James W. Crownover	$61,000 (retainer of $28,500; plus $32,500 in Chemtura Corporation restricted stock)

Martin M. Hale	$63,500 (retainer of $28,500; plus $2,500 Audit Committee service; plus $32,500 in Chemtura Corporation restricted stock)

Mack G. Nichols	$63,500 (retainer of $28,500; plus $2,500 Committee Chairmanship, plus $32,500 in Chemtura Corporation restricted stock)

Jay D. Proops	$63,500 (retainer of $28,500; plus $2,500 Audit Committee service; plus $32,500 in Chemtura Corporation restricted stock)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date: July 21, 2005